Exhibit 10.2

Loan Agreement

Party A (Creditor): Guangdong Jianianhua Recreation Development Co., Ltd.

Party B (Debtor): Qianhai Meijiao (Shenzhen) Consulting Management Co., Ltd.

Party A and Party B have reached and will strictly implement the following Loan Contract after friendly negotiation.

I. Amount of the loan: ¥2,000,000.00 (two million RMB Yuan only).

II. Purpose of the loan: Payment of the expenses arising from Party B’s daily operating activities.

III. Period of the loan and method for the payment of interests and the repayment of principal:

The loan is provided without interest, and the loan period is one (1) year (from April 15, 2019 to April 14, 2020). Where Party B has the funds and solvency to repay the loan in advance, Party B may repay the loan to Party A or the payee specified by Party A anytime before the expiry of the repayment date.

IV. Pledged items and measures for solving risks: The loan occurs between shareholder’s affiliated party, so Party A does not require Party B to provide pledged items in any form.

V. The above-mentioned Contract is made in two copies, with each party sharing either copy of them, and shall come into force after the Contract is signed and the loan is received. Any disputes, if there are, shall be solved by the Parties through negotiation.

Party A (signature and seal): Guangdong Jianianhua Recreation Development Co., Ltd.	Party B (signature and seal): Qianhai Meijiao (Shenzhen) Consulting Management Co., Ltd.
Date: April 15, 2019	Date: April 15, 2019